EXHIBIT 11

Century Laboratories, Inc.

EPS Calculations for period September 1, 1999 to November 30, 1999

Basic                    ($.004)

Diluted                  ($.004)

EPS Calculations for period June 1, 1999 to November 30, 1999

Basic                    ($.004)

Diluted                  ($.004)